Exhibit 10.2
TERMINATION AGREEMENT
     This Agreement, dated as of May 19, 2006 is by and between Special Investment Risks, Limited, a Texas limited partnership (successor to United Group Association, Inc.) (“SIR”), and HealthMarkets, Inc. (formerly UICI), a Delaware corporation (“HealthMarkets”).
     WHEREAS, SIR and HealthMarkets have entered into that certain Sale of Assets Agreement dated March 3, 1997, as amended by Amendments Nos. 1, 2, 3 and 4 thereto (as amended, the “Asset Sale Agreement”);
     WHEREAS, pursuant to the terms of the Asset Sale Agreement, effective as of January 1, 1997, SIR transferred and sold to HealthMarkets substantially all of the equipment, fixed assets and contracts associated with SIR’s former United Group Agency, a general insurance agency that formerly marketed and sold health insurance policies (a) issued by insurance subsidiaries of AEGON USA and coinsured by insurance subsidiaries of the Company and (b) previously issued directly by insurance subsidiaries of the Company;
     WHEREAS, for and in partial consideration for the transfer made in accordance with the Asset Sale Agreement, (i) SIR retained the right to receive all commissions on policies marketed and sold by SIR and written prior to January 1, 1997 (including policies previously issued by insurance subsidiaries of AEGON USA and coinsured by insurance subsidiaries of the Company and policies previously issued directly by the insurance subsidiaries of the Company) and (ii), with respect to policies marketed and sold by SIR and written after January 1, 1997, HealthMarkets agreed to pay to SIR 120 basis points (1.20%) times the UGA Commissionable Renewal Premium Revenue (as such term is defined in the Asset Sale Agreement) collected in any period (such streams of payments owing to SIR herein collectively referred to as the “Future Obligation.”)
     WHEREAS, SIR and HealthMarkets desire to discharge in full the Future Obligation and terminate the Asset Sale Agreement.
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the Seller and the Purchaser hereby agree as follows:
     1.     Definitions. Unless otherwise defined herein, the following capitalized terms shall have the specific meaning hereinafter set forth:
     “Effective Date” shall mean May 19, 2006.
     "Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.
     "Material Adverse Effect” with respect to any Person means the occurrence of any event or the existence of any condition that reasonably could be expected to have a material adverse effect on (a) the business, financial condition or results of operations of such Person, or (b) the validity or enforceability of this Agreement or the rights and remedies of such Person hereunder.
     “MEGA” shall mean The MEGA Life and Health Insurance Company, an Oklahoma-domiciled health and life insurance company and indirect, wholly-owned subsidiary of HealthMarkets.

     “Mid-West” shall mean Mid-West National Life Insurance Company of Tennessee, a Texas-domiciled health and life insurance company and indirect, wholly-owned subsidiary of HealthMarkets.
     "Person” shall mean means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity
     2.      Discharge of Future Obligation; Closing. Upon the terms and, subject to the conditions of this Agreement, on the Closing Date (a) HealthMarkets shall pay to SIR or, alternatively, HealthMarkets shall cause MEGA and/or Mid-West to pay to SIR, an aggregate of $47,500,000 (the “Consideration”), (b) the Future Obligation shall be discharged in full, (c) SIR shall release HealthMarkets, MEGA and Mid-West from any and all liability of HealthMarkets, MEGA or Mid-West, as the case may be, under the Asset Purchase Agreement, and (c) the Asset Purchase Agreement shall terminate and be of no further force or effect. The closing of the transaction contemplated hereby (the “Closing”) shall be consummated at 11:00 a.m. local time on May 19, 2006 or the date on which the last of the conditions specified in Section 5 hereof is satisfied or waived, whichever is later, at the offices of HealthMarkets, at 9151 Boulevard 26, North Richland Hills, TX, or at such other time or place as shall be agreed upon by HealthMarkets and SIR. The time and date on which the Closing is actually held is referred to herein as the “Closing Date.” The Closing shall be effective as of the Effective Date.
     3.     Termination of Asset Sale Agreement. At and upon the Closing, any and all obligations of HealthMarkets, MEGA and/or Mid-West under the Asset Sale Agreement shall be deemed discharged in full, and the Asset Sale Agreement shall be terminated and without further force or effect.
     4.     Representations and Warranties.
     4.1.  Representations of SIR. SIR represents and warrants to HealthMarkets as follows:
       4.1.1. SIR is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted.
       4.1.2. SIR has the power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder.
       4.1.3. This Agreement constitutes the legal, valid and binding obligation of SIR, enforceable against SIR in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.
     4.2.     Representations and Warranties of HealthMarkets. HealthMarkets represents and warrants to SIR as follows:
       4.2.1. HealthMarkets is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted.
       4.2.2. HealthMarkets has the power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder.
       4.2.3. This Agreement constitutes the legal, valid and binding obligation of HealthMarkets, enforceable against HealthMarkets in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.
     5.     Closing Conditions.
     5.1.  The obligation of HealthMarkets to consummate the transactions contemplated hereby on the Closing Date is subject to satisfaction of each of the following conditions:
       5.1.1. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport or threaten to enjoin or restrain any of the transactions contemplated hereby.
       5.1.2. All of the representations and warranties contained in Section 4.1 hereof shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date except for any representation or warranty limited by its terms to a specific date.
       5.1.3. No event shall have occurred which shall reasonably be expected to have a Material Adverse Effect on HealthMarkets.
     5.2.     The obligation of SIR to consummate the transactions contemplated hereby on the Closing Date is subject to satisfaction of each of the following conditions:
       5.2.1. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport or threaten to enjoin or restrain any of the transactions contemplated hereby.
       5.2.2. All of the representations and warranties contained in Section 4.2 hereof shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date except for any representation or warranty limited by its terms to a specific date.
       5.2.3. No event shall have occurred which shall reasonably be expected to have a Material Adverse Effect.
     6.     Indemnification.
     6.1.  Indemnification by HealthMarkets. HealthMarkets agrees to indemnify and hold harmless SIR and its directors, officers, successors, agents, employees, partners, representatives, heirs, assigns, affiliates and subsidiaries (collectively, a “SIR Indemnified Party”) harmless from and against any and all from and against any and all losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, regulatory fines, costs and expenses (including, without limitation, attorneys’ fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, “Losses”), as incurred, arising out of or relating to (a) a breach of any of the respective covenants or agreements to be performed by HealthMarkets hereunder; and (b) breaches of any representation or warranty made by HealthMarkets hereunder.
     6.2.  Indemnification by SIR. SIR agrees to indemnify and hold harmless HealthMarkets and its directors, members, officers, successors, agents, employees, partners, representatives, heirs, assigns, affiliates and subsidiaries harmless from and against any and all Losses, as incurred, arising out of or relating to (a) a breach of any of the respective covenants or agreements to be performed by SIR hereunder; and (b) breaches of any representation or warranty made by SIR hereunder.

     6.3.  Conduct of Indemnification Proceedings.
       6.3.1. If any proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
       6.3.2. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
       6.3.3. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
     7.     General Matters.
     7.1.  Any notice, request, instruction or other document to be given hereunder shall be in writing and: (a) delivered personally; (b) sent by Federal Express or other similarly reputable overnight courier; or (c) transmitted by facsimile, according to the instructions set forth below. Such notices shall be sent to the following addresses and/or facsimile numbers and shall be deemed given: (w) if delivered personally, at the time delivered; (x) if sent by Federal Express or other similarly reputable overnight courier, at the time sent, or (y) if transmitted by facsimile, at the time when receipt is confirmed by the sending facsimile machine.
If to SIR, to:
Special Investment Risks, Limited
C/o JFO Group
6500 Belt Line
Suite 170
Irving, TX 75063-6049
Attn:     Jeffrey J. Jensen
If to HealthMarkets, to:
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, TX 76180

Attention:	William J. Gedwed President
or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with the provisions of this Section 7.1.
     7.2.  This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all prior written or oral agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.
     7.3.  The rights of each party under this Agreement shall not be assignable without the written consent of each of the other parties.
     7.4.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 7.4 any right, remedy or claim under or by reason of this Agreement.
     7.5.  Headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     7.6.  This Agreement has been mutually prepared, negotiated and drafted by each of the parties hereto and thereto. The parties agree that the terms of this Agreement shall be construed and interpreted against each party in the same manner and that no such provisions shall be construed or interpreted more strictly against one party on the assumption that an instrument is to be construed more strictly against the party which drafted the agreement.
     7.7.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, pursuant to a written action by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
     7.8.  Except as specifically provided in Section 6 hereof, regardless of whether the transactions provided for in this Agreement are consummated, each party hereto will pay its own costs and expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of its counsel, financial advisors, and accountants.
     7.9.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.
     7.10.  This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto.
     7.11.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of laws provisions that may direct the application of the laws of another jurisdiction.
     7.12.  Each of the parties hereby: (a) agrees that any action arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby shall be filed and shall proceed exclusively in the federal and state courts located in Dallas, Texas; (b) irrevocably consents to jurisdiction in such courts; and (c) waives any and all objections to jurisdiction and venue in such courts that they may have under the federal or state laws of the United States.

     7.13.  The provisions of this Agreement are intended for the sole benefit of the parties hereto and shall not inure to the benefit of any other Person, other than successors and permitted assigns of parties hereto, whether as third party or otherwise.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HealthMarkets, Inc.
By:	/s/ Glenn W. Reed
Name:	Glenn W. Reed
Its:	Executive Vice President

Special Investment Risks, Limited, a Texas limited partnership

By:	S.I.R. Holding Corp., Inc., its general partner

By:	/s/ Jeffrey J. Jensen
Name:	Jeffrey J. Jensen
Its:	President